Exhibit 10.53
EXECUTION COUNTERPART

AMENDMENT TO
LOAN AGREEMENT, SECURITY AGREEMENT AND AIRCRAFT MORTGAGE
dated as of October 20, 2008,
between
US AIRWAYS GROUP, INC.,
as Borrower,
certain subsidiaries of the Borrower
and
CITICORP NORTH AMERICA, INC.,
as Administrative Agent

AMENDMENT TO LOAN AGREEMENT, SECURITY AGREEMENT AND AIRCRAFT
MORTGAGE
          AMENDMENT NO. 3 TO LOAN AGREEMENT, dated as of October 20, 2008, between US AIRWAYS GROUP, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower signatory hereto and CITICORP NORTH AMERICA, INC. (“Citicorp”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), AMENDMENT NO. 1 TO SECURITY AGREEMENT, dated as of October 20, 2008, between the Borrower, certain Subsidiaries of the Borrower signatory hereto and the Administrative Agent and, AMENDMENT NO. 1 TO AIRCRAFT MORTGAGE, dated as of October 20, 2008, between the Borrower, certain Subsidiaries of the Borrower signatory hereto and the Administrative Agent (collectively, the “Amendment”).
          WHEREAS, the Borrower, the direct and indirect Subsidiaries of the Borrower party thereto, the Lenders and the Administrative Agent entered into the Loan Agreement, dated as of March 23, 2007 (as amended, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement”);
          WHEREAS, the Borrower, the direct and indirect Subsidiaries of the Borrower party thereto and the Administrative Agent entered into the Security Agreement, dated as of March 23, 2007 (as amended, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”);
          WHEREAS, the Borrower, the direct and indirect Subsidiaries of the Borrower party thereto and the Administrative Agent entered into the Aircraft, Engines, Propellers and Spare Parts Mortgage and Security Agreement, dated as of March 23, 2007 (as amended, supplemented or otherwise modified prior to the date hereof, the “Aircraft Mortgage”);
          WHEREAS, the Borrower wishes to amend certain provisions of the Loan Agreement, the Security Agreement and the Aircraft Mortgage as set forth herein;
          WHEREAS, at the request of the Borrower, the Requisite Lenders have delivered consent letters, each in the form of Exhibit A hereto (a “Lender Consent Letter”), to the Administrative Agent consenting to the amendments as set forth herein in their entirety; and
          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

S-1

ARTICLE I
DEFINITIONS
          Section 1.1 Definitions Except as otherwise defined in this Amendment, terms defined in Section 1.1 of the Loan Agreement are used herein as defined therein.
ARTICLE II
AMENDMENTS TO THE LOAN AGREEMENT, THE SECURITY AGREEMENT AND THE AIRCRAFT MORTGAGE
THE AIRCRAFT MORTGAGE
          Section 2.1 Amendments to Definitions The following definitions contained in Section 1.1 of the Loan Agreement are hereby amended as follows as of the Effective Date:
               (a) Airbus Financing Letter Agreement. The definition of Airbus Financing Letter Agreement is hereby amended and restated in its entirety as follows:
               ““Airbus Financing Letter Agreement” means, collectively, (i) the A350 XWB Financing Letter Agreement, dated as of October 2, 2007, among US Airways, AWA, the Borrower, and AVSA, S.A.R.L., or any financing pursuant thereto, as amended, restated, supplemented or modified from time to time, (ii) the A320 Family Financing Letter Agreement, dated as of October 2, 2007, among US Airways, AWA, the Borrower, and AVSA, S.A.R.L., or any financing pursuant thereto, as amended, restated, supplemented or modified from time to time, and (iii) the A321 Junior Financing Letter Agreement, dated as of October 20, 2008, among US Airways and Airbus S.A.S., or any financing pursuant thereto, as amended, restated, supplemented or modified from time to time.”
               (b) Asset Sale. The definition of Asset Sale is hereby amended by (i) deleting the parenthetical “(including available seat miles and frequent flier miles (including dividend and flightfund miles))” from clause (a) of the proviso; (ii) deleting the word “or” immediately prior to clause (l) thereof; and (iii) adding “; or (m) the sale, transfer or other disposition of available seat miles and frequent flier miles (including dividend miles)” after the word “amounts” at the end of clause (l) thereof.
               (c) Collateral Release Value. The definition of Collateral Release Value is hereby amended by adding the following proviso after the parenthetical at the end of the definition: “; provided that with respect to any Specified Transaction, the Collateral Release Value is the minimum amount necessary to satisfy the applicable Specified Transaction Prepayment Condition with respect to such Specified Transaction”.

               (d) Excess Cash Flow. The definition of Excess Cash Flow is hereby amended by amending and restating clause (iii)(A) thereof as follows:
          “(iii) the sum of (A) payments by the Obligors of scheduled principal and interest with respect to the consolidated Indebtedness of the Borrower (but excluding Indebtedness that is solely the obligation of any Subsidiary that is not an Obligor) during such period, to the extent such payments are not prohibited under this Agreement”.
               (e) Excluded Cash. The definition of Excluded Cash is hereby amended by (i) deleting the word “or” at the end of clause (vii) thereof; (ii) replacing the period at the end of clause (viii) thereof with “; or” and (iii) adding the following new clauses (ix), (x) and (xi):
          “(ix) subject to Liens securing reimbursement obligations in respect of letters of credit issued for the account of any Obligor for the benefit of any credit card processor, so long as the aggregate amount of such cash and Cash Equivalents does not exceed 115% of the maximum available amount under the secured letters of credit;
          (x) subject to Liens securing the GECAS Financing to cure collateral deficiencies thereunder; or
          (xi) proceeds of any property subject to a Lien in favor of a Person other than the Administrative Agent to the extent the Lien on such property is permitted hereunder or cash and cash equivalents from time to time in possession of a third party pursuant to a mortgage, indenture or similar instrument that the Obligors are permitted to enter into hereunder.”
               (f) Excluded Property — Leases. The definition of Excluded Property is hereby amended by adding the following immediately after the end of clause (i)(3) thereof: “, in each case together with improvements and fixtures located on such leased real property”.
               (g) Excluded Property — Aircraft Related Equipment. The definition of Excluded Property is hereby amended by (i) deleting the word “Spare” in the parenthetical in clause (ii) thereof and (ii) adding the following immediately after the words “Supporting Route Facilities” in clause (ii) thereof: “and any rights of any Obligor as lessee, licensee, lessor or licensor with respect to a lease or license of any of the foregoing and any other assets customarily securing Indebtedness used to acquire, finance or refinance such Aircraft Related Equipment, Gates, Slots or Supporting Route Facilities such as all books, records, logs, manuals, data and inspection, modification and overhaul records, related intellectual property (whether owned or leased) or the like and, in the case of spare parts, spare part tracking systems and any and all computer programs and inventory management systems (including but not limited to all source codes and user interfaces associated therewith as well as all date files used as input thereto and data files or other records generated thereby) used to track and manage the location, use, and maintenance status of spare parts and appliances, in each case”.
               (h) Excluded Property — Property Subject to a Lien. The definition of Excluded Property is hereby amended by deleting the phrases “on the Closing Date” and “, or following the Closing Date,” in clause (iii) thereof.
               (i) Excluded Property — Engine and Simulator Purchase Agreements. The definition of Excluded Property is hereby amended by adding the following immediately after the words “aircraft purchase agreements” in clause (vii) thereof: “, engine purchase agreements, Flight Simulator purchase agreements and, to the extent entered into after the Closing Date, other agreements for the purchase of Aircraft Related Equipment, in each case”.
               (j) Excluded Property — Property Pledged or Sold in Specified Transactions. The definition of Excluded Property is hereby amended by (i) deleting the word “and” immediately prior to clause (viii) thereof and (ii) adding the following at the end of clause (viii) thereof: “; (ix) any property sold, transferred, disposed of, or pledged or financed in connection with a Specified Transaction (it being understood that such property (and all subsequently acquired property of the same type) shall remain Excluded Property regardless of whether it is subsequently released from such Specified Transaction)”.
               (k) Flight Simulators. The definition of Flight Simulators is hereby amended by adding “, whether now owned or hereafter acquired” immediately after the word “Obligor”.
               (l) Gates. The definition of Gates is hereby amended and restated in its entirety as follows:
          ““Gates” means all of the right, title, privilege, interest and authority of any Obligor with respect to premises used for the purpose of holdroom seating and boarding space and related aircraft parking positions to enplane and deplane passengers at any airport or terminal in the United States or in any foreign country, at which such Obligor, or any sublessee of such Obligor, as the case may be, conducts scheduled operations, arising under any lease, usufruct, use agreement, facility agreement or similar agreement governing the right to use that portion of the premises demised or covered by such lease, usufruct, use agreement, facility agreement or similar agreement, whether now owned or hereafter acquired.”

               (m) Loan. The definition of Loan is hereby amended by deleting “(a)” immediately after the words “Section 2.1”.
               (n) Net Condemnation Proceeds. The definition of Net Condemnation Proceeds is hereby amended by inserting “, or having a Lien on,” immediately after the words “beneficial interest in” in clause (ii)(c) thereof.
               (o) Net Insurance Proceeds. The definition of Net Insurance Proceeds is hereby amended by inserting “, or having a Lien on,” immediately after the words “beneficial interest in” in clause (ii)(c) thereof.
               (p) Replacement Secured Financing. The definition of Replacement Secured Financing is hereby amended by adding the following immediately after the word “transaction” the last time it appears in the definition: “; provided that the GECAS Financing and any other Specified Transaction that is structured as a financing transaction that is secured by any of the Obligors’ Appraised Collateral or Accounts shall be deemed to constitute a Replacement Secured Financing so long as the applicable Specified Transaction Prepayment Condition is satisfied with respect thereto.”
               (q) Routes. The definition of Routes is hereby amended and restated in its entirety as follows:
          ““Routes” means a right, license, permit, or other authorization held by the Borrower or any other Obligor, whereby the Borrower, or, if applicable, such other Obligor is entitled or permitted to fly between two or more points, either within one country or between two countries, including without limitation, applicable designations pursuant to any transport agreement between the United States and a foreign government, frequencies, exemption and certificate authorities, Fifth Freedom Rights and “behind/beyond rights”, whether now owned or hereafter acquired.”
               (r) Supporting Route Facilities. The definition of Supporting Route Facilities is hereby amended and restated in its entirety as follows:
          ““Supporting Route Facilities” means the takeoff and/or landing rights (which are not Slots), ticket counters, office space, terminals, maintenance facilities and baggage claim areas at each airport which are necessary to operate a Route held by the Borrower or any other Obligor, whether now held or hereafter acquired.”
               Section 2.2 New Definitions. The following new definitions are hereby added to Section 1.1 in proper alphabetical order:

               (a) Barclays Financing. “Barclays Financing” America West Co-Branded Card Agreement, dated January 25, 2005, between US Airways and Barclays as amended, restated, supplemented or modified from time to time.
               (b) Engines. “Engines” means any aircraft engines owned by an Obligor, whether now owned or hereafter acquired.
               (c) GECAS Financing. “GECAS Financing” means, collectively, the Senior Secured Spare Parts Financing Facility, dated as of October 20, 2008 and the Senior Secured Spare Engines Financing Facility, dated as of October 20, 2008, to be entered into with General Electric Capital Corporation which financing facilities shall be secured by, among other things, spare parts (including all rotables, repairables, expendables and appliances), spare engines (including all appliances) and other property customarily securing spare parts and spare engines financings, including, among other things, computer software, all books, records, logs, manuals, data and inspection, modification and overhaul records relating to such spare parts or spare engines, insurance, requisition and condemnation proceeds relating to such spare parts and spare engines, warranty assignments, purchase agreement assignments and the like and proceeds of the foregoing.
               (d) Other Specified Transaction. “Other Specified Transaction” means any sale, transfer or other disposition of Appraised Collateral and/or Accounts and related assets or any financing secured by any such assets that previously secured the Obligations (whether pursuant to a loan agreement, note purchase agreement, credit facility, indenture, mortgage, sale and leaseback transaction or otherwise) so long as, in each case, such transaction is consummated on or after the Third Amendment Effective Date and on or before September 30, 2009 and at the time of the closing of any such transaction the Borrower has satisfied the Other Specified Transaction Prepayment Condition.
               (e) Other Specified Transaction Prepayment Condition. “Other Specified Transaction Prepayment Condition” means, with respect to any Other Specified Transaction, the requirement that at the time of the consummation of such Other Specified Transaction, the Borrower shall have delivered to the Administrative Agent, for the ratable benefit of the Lenders, an amount in cash equal to not less than 75% of the aggregate Appraised Value of the Appraised Collateral sold, transferred, disposed of, pledged or financed in such Other Specified Transaction (or in the case of any sale, transfer, disposition or financing of Accounts, 75% of the Collateral Value of all Eligible Accounts sold, transferred, disposed of or pledged in such transaction), which amount shall be applied to prepay the Loan in accordance with Section 2.5.
               (f) Primary Specified Transaction. “Primary Specified Transaction” means the GECAS Financing so long as such transaction is consummated on the Third Amendment Effective Date and at the time of the closing of any such transaction the Borrower has satisfied the Primary Specified Transaction Prepayment Condition.

               (g) Primary Specified Transaction Prepayment Condition. “Primary Specified Transaction Prepayment Condition” means the requirement that at the time of the consummation of the Primary Specified Transaction, the Borrower shall have prepaid the Loan in an aggregate amount of not less than $400 million.
               (h) Specified Transaction. “Specified Transaction” means the Primary Specified Transaction and any Other Specified Transaction.
               (i) Specified Transaction Prepayment Condition. “Specified Transaction Prepayment Condition” means (i) in the case of the Primary Specified Transaction, the Primary Specified Transaction Prepayment Condition and (ii) in the case of any Other Specified Transaction, the Other Specified Transaction Prepayment Condition.
               (j) Third Amendment. “Third Amendment” means the Amendment to Loan Agreement, Security Agreement and Aircraft Mortgage, dated as of October 20, 2008, among the Administrative Agent, the Borrower and certain Subsidiaries of the Borrower party thereto.
               (k) Third Amendment Effective Date. “Third Amendment Effective Date” means the “Effective Date” as defined in the Third Amendment.
          Section 2.3 Further Amendments.
               (a) Notice of Voluntary Prepayments. Section 2.4(a) is hereby amended by adding the following parenthetical immediately after the words “fifteen (15) days,”: “(or three (3) days, in the case of a prepayment in connection with the Primary Specified Transaction and five (5) days, in case of a prepayment in connection with an Other Specified Transaction)”.
               (b) Mandatory Prepayments — Replacement Secured Financings. Section 2.5(a) is hereby amended by adding the following proviso to the end of the first sentence thereof: “provided that if the Replacement Secured Financing is also a Primary Specified Transaction or Other Specified Transaction, the amount required to be prepaid pursuant to this Section 2.5(a) shall be limited to the minimum amount, if any, necessary to be prepaid to satisfy the Primary Specified Transaction Prepayment Condition (in the case of the Primary Specified Transaction) or the Other Specified Transaction Prepayment Condition (in the case of an Other Specified Transaction).”
               (c) Mandatory Prepayments — Asset Sales. Section 2.5(b) is hereby amended by adding the following proviso to the end of the first paragraph thereof: “provided,

further, however that if the Asset Sale is also a Primary Specified Transaction or an Other Specified Transaction, the amount required to be prepaid pursuant to this Section 2.5(b) shall be limited to the minimum amount, if any, necessary to be prepaid to satisfy the Primary Specified Transaction Prepayment Condition (in the case of the Primary Specified Transaction) or the Other Specified Transaction Prepayment Condition (in the case of an Other Specified Transaction).”
               (d) Additional Obligors; Collateral. Section 5.8(d) is hereby amended by (i) adding the words “or additional assets are being deposited or pledged in accordance with the definition of Other Specified Transaction Prepayment Condition” immediately following the words “Section 5.8(c)” and (ii) adding the words “or additional assets” immediately after the words “Cure Collateral” in the second place those words appear in Section 5.8(d).
               (e) Permitted Liens — PDP Payments. Section 6.1(a)(ii) is hereby amended by adding the words “engines, Flight Simulators and other Aircraft Related Equipment” immediately after the word “aircraft” in clause (E) thereof.
               (f) Permitted Liens — Insurance and Requisition Proceeds; Standard Warranties. Section 6.1(a)(ii) is hereby further amended by (i) replacing the term “Aircraft” with the term “aircraft” each place it appears in clause (H) thereof. In addition, Section 6.1(a)(iii) is hereby amended and restated in its entirety as follows:
          “Liens on any insurance and requisition proceeds received with respect to any aircraft, engine, Flight Simulator or other Aircraft Related Equipment and the benefit of all standard warranties related thereto, in each case to the extent that the aircraft, engine, Flight Simulator or other Aircraft Related Equipment does not constitute Collateral”.
               (g) Permitted Liens — Replacement Secured Financing. Section 6.1(a)(ix) is hereby amended by deleting the words “with the Net Issue Proceeds of” and replacing such words with “in connection with”.
               (h) Permitted Liens — Second Lien. Section 6.1(a)(xiii) is hereby amended and restated in its entirety as follows:
          “Liens on any of the Collateral securing Indebtedness or other obligations so long as they are junior to the Liens in favor of the Administrative Agent securing the Obligations pursuant to an intercreditor agreement containing the terms set forth on Exhibit K, it being understood and agreed that the Administrative Agent is authorized to execute and deliver such an intercreditor agreement on behalf of itself, the

          Lenders and the other Secured Parties (without the need for any further consent or action by any Lender or any other Secured Party)”.
               (i) Permitted Liens — No Restrictions on Subsidiary Distributions. Section 6.1(b) is hereby amended by deleting the word “or” immediately before clause (v) thereof, and adding the following after the end of clause (v) and before the phrase “, no Obligor will, nor will it permit any other Obligor to, create or otherwise cause to exist any Payment Restriction with respect to any Subsidiary of any Obligor”: “or (vi) for restrictions on property or assets subject to a Lien permitted hereunder”.
               (j) Restricted Payments — Prepayments. Section 6.3(g) is hereby amended by replacing the word “Borrower” the first time it appears with the word “Obligors”.
               (k) Minimum Unrestricted Cash. Section 6.4(c) is hereby amended by adding the following proviso immediately after “$1,250,000,000”: “; provided that the minimum amount of Unrestricted Cash required to be maintained pursuant to this Section 6.4(c) shall be reduced on a dollar-for-dollar basis for each dollar of the Loan prepaid in connection with a Specified Transaction until the minimum Unrestricted Cash is $750,000,000, at which point there shall be no further reductions”.
               (l) No Further Negative Pledge. Section 6.11 is hereby amended by (i) replacing the words “Asset Sale” with the words “asset sale” in clause (a) thereof and (ii) adding the following immediately after the words “Airbus Financing Letter Agreement” in clause (c) thereof: “, the GECAS Financing”.
               (m) Asset Sales. Section 6.13 is hereby amended by adding the following sentence at the end thereof: “Notwithstanding the foregoing, to the extent that any Specified Transaction is structured as an Asset Sale, (i) the Borrower or any Obligor shall be permitted to consummate such Asset Sale without regard to the provisions of this Section 6.13 so long as the applicable Specified Transaction Prepayment Condition is satisfied and (ii) the Net Cash Proceeds received from any such Asset Sale shall not count against the $250,000,000 cap in clause (i) of this Section 6.13.”
               (n) Events of Default — Cross Default. Section 7.1(b) is hereby amended by adding the words “or the Barclays Financing” immediately after the words “Juniper Financing” each place they appear.
               (o) Events of Default — Default under Agreement. Section 7.1(c) is hereby amended and restated in its entirety as follows:

          “(c) failure by an Obligor (1) to perform or comply with any term or condition contained in Section 5.2, Section 5.10 or Article VI of this Agreement (other than Section 6.4) or (2) to perform or comply with the provisions set forth in Section 6.4(a), except that, in the case of any such failure to perform or comply arising by reason of a fluctuation in the value of all cash and other investments in accounts subject to the Control Agreements referred to therein, no Event of Default shall occur unless such failure to perform or comply shall not have been remedied or waived within 5 Business Days after the date of such failure to perform or comply”.
               (p) Exhibit K. Exhibit K is hereby amended and restated in the form of Exhibit B hereto.
          Section 2.4 Amendments to the Security Agreement.
               (a) Excluded Assets — Aircraft Related Equipment. Clauses (i) and (ii) of the definition of Excluded Assets are hereby amended and restated in their entirety as follows:
          (i) any aircraft, airframes, aircraft engines or propellers and parts and appliances attached thereto, all spare parts and appliances relating to any aircraft, airframes, aircraft engines or propellers, any rights of any Obligor as lessee, licensee, lessor or licensor with respect to a lease or license of any of the foregoing any other assets customarily securing Indebtedness used to acquire, finance or refinance such assets such as all books, records, logs, manuals, data and inspection, modification and overhaul records, related Intellectual Property (whether owned or leased) and, in the case of spare parts, spare part tracking systems and any and all computer programs and inventory management systems (including but not limited to all source codes and user interfaces associated therewith as well as all date files used as input thereto and data files or other records generated thereby) used to track and manage the location, use, and maintenance status of spare parts and appliances and related purchase agreements and warranty rights and the like, and all assets of the type specified in Sections 2.1(a) through (j) of the Aircraft Mortgage, in each case whether now owned or hereafter acquired, including all Airframes, Engines, Propellers and Spare Parts (each as defined in the Aircraft Mortgage);
          (ii) any Slots, Gates, Routes and Supporting Route Facilities (each as defined in the Loan Agreement)` now held or owned or hereafter acquired by any of the Grantors;
               (b) Excluded Assets — Flight Simulators. Clause (vii) of the definition of Excluded Assets is hereby amended and restated as follows:
          (vii) any Flight Simulator (other than any Flight Simulator described on part (a) of Schedule I hereto and any other Flight Simulator specifically identified and subjected to the Lien hereof pursuant to a supplement hereto) and, all replacements and substitutions therefor and any other assets customarily securing Indebtedness used to acquire, finance or refinance Flight Simulators, such as all records, logs and other documents and the like at any time maintained with respect to the foregoing, all purchase agreements and warranty rights with respect to any of the foregoing, all Intellectual Property embedded in or used primarily with respect thereto, all rents, issues, profits, revenues and other income therefrom, and all proceeds thereof.
               (c) Excluded Assets — Leased Property. Clause (viii) of the definition of Excluded Assets is hereby amended by inserting the following immediately after the word “material” at the end thereof: “and any fixtures and improvements located on the leased premises”.
               (d) Excluded Assets — Liens. The definition of Excluded Assets is hereby amended by deleting the words “on the Closing Date” in clause (ix) thereof.
               (e) Excluded Assets — Tempe Property, CFCs, Aircraft Purchase Agreements, Aircraft Related Equipment, Property Subject to Specified Transactions, Proceeds. (i) clause (xi) of the definition of Excluded Assets is hereby amended by deleting the word “and” at the end thereof; (ii) clause (xii) of the definition of Excluded Assets is hereby amended by replacing the period at the end thereof with a semicolon; and (iii) the following new clauses (xiii) through (xviii) are added to the definition of Excluded Assets:
          (xiii) the Tempe Property and any Investments permitted under Section 6.2(xiii) of the Loan Agreement;
          (xiv) 35% of the Voting Stock of Subsidiaries of the Grantors that are CFCs;
          (xv) aircraft purchase agreements, engine purchase agreements, Flight Simulator purchase agreements and, to the extent entered into after the Closing Date, other agreements for the purchase of Aircraft Related Equipment, in each case which by their terms are not assignable;
          (xvi) all property described in clause (ii) of the definition of Excluded Property that is acquired after the Closing Date (other than Ground Service Equipment, it being understood that Ground Service Equipment shall be included in Pledged Equipment and shall constitute Collateral whether now owned or hereafter acquired);

               (xvii) from and after the consummation of a Specified Transaction, all property sold, transferred, disposed of or pledged or financed in connection with such Specified Transaction (and all subsequently acquired property of the same type) regardless of whether such property remains subject to such Specified Transaction; and
               (xviii) Proceeds of the foregoing.
               (f) Flight Simulator. The definition of Flight Simulator is hereby amended and restated in its entirety as follows:
          “Flight Simulators” has the meaning set forth in the Loan Agreement.
          Section 2.5 Amendments to the Aircraft Mortgage.
               (a) Grant of Security Interest. The proviso immediately following the first sentence of Section 2.1 is hereby amended by inserting immediately following “Section 2.1,” the first time such section reference appears: “(A) from and after the Third Amendment Effective Date, and without limiting the definition of Engines or the provisions of Section 3.5(a) to (e) hereof, Collateral shall not include any estate, right, title or interest of (x) US Airways (but, except as provided in clause (y) and (z) below, shall continue to include the right, title and interest of each other Grantor) in Spare Parts, Released Engines identified as being owned on Schedule V hereto by US Airways (or formerly owned by America West Airlines, LLC) or any Contract Rights, Records, insurance proceeds, condemnation proceeds or monies or securities related thereto, (y) PSA in Released Engines identified as being owned on Schedule V hereto by PSA or any Contract Rights, Records, insurance proceeds, condemnation proceeds or monies or securities related thereto and (z) America West Airlines, LLC (formerly known as America West Airlines Inc.), if any, in Spare Parts and or Released Engines formerly owned by it and currently owned by US Airways or any Contract Rights, Records, insurance proceeds, condemnation proceeds or monies or securities, if any, related thereto and (B)”.
               (b) Appendix A — Released Engines. The following new definitions are hereby added to Appendix A in proper alphabetical order:
               “Released Engines” means the engines listed on Schedule V hereto.”
               (c) Schedule V. Schedule V is to be added to the Aircraft Mortgage in the form of Exhibit C hereto.

ARTICLE III
LENDER CONSENT
     Each Lender executing a Lender Consent Letter and providing it to the Administrative Agent hereby consents to and authorizes (a) this Amendment and the amendments to the Loan Agreement contained herein, including the terms, conditions, and forms of the exhibits hereto, (b) the amendments to the Security Agreement and Aircraft Mortgage contained herein, including the terms, conditions and forms of the exhibits and schedules thereto, (c) the Administrative Agent to release any Liens on assets not constituting Collateral or any assets sold, transferred, disposed of, pledged or financed in any Specified Transaction, including after giving effect to this Amendment, and to execute and file such documents, instruments and agreements (including releases under the Aircraft Mortgage) necessary or desirable to effectuate such release and (d) the Administrative Agent to execute and perform an intercreditor agreement on terms not inconsistent with those set forth in Exhibit B hereto.
ARTICLE IV
REPRESENTATION AND WARRANTIES
          Section 4.1 Representations and Warranties. The Borrower represents and warrants to each of the parties to the Loan Agreement that (a) the execution and delivery by the Borrower of this Amendment have been duly authorized by the Borrower and, when executed and delivered, this Amendment will constitute the valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligation of the Borrower, (b) no Default or Event of Default has occurred and is continuing on the date hereof and (c) all written information that has been or will hereafter be made available to the Administrative Agent, any Lender or any potential Lender by or on behalf of the Borrower, its subsidiaries, any of its affiliates or any of their respective representatives in connection with this Amendment in respect of the Borrower, its subsidiaries and its affiliates is and will be, when taken as a whole and in light of the circumstances under which such information was provided, complete and correct in all material respects at the time provided and does not and will not, when taken as a whole and in light of the circumstances under which such information was provided, at the time provided, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made; provided that with respect to projected financial information contained in any such document or furnished to any party hereto by or on behalf of the Borrower, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results.

ARTICLE V
EFFECTIVENESS
          Section 5.1 Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):
               (a) The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Obligors.
               (b) The Requisite Lenders shall have consented to this Amendment, by executing a Lender Consent Letter.
               (c) The Primary Specified Transaction shall be consummated on the Effective Date immediately following the effectiveness of this Amendment.
               (d) The Administrative Agent shall have received (i) reimbursement of its reasonable, out-of-pocket expenses incurred in connection with this Amendment, (ii) for the account of each Lender that provides a Lender Consent Letter on or before midnight New York time on October 17, 2008, an amendment fee equal to 1.5% of such Lender’s outstanding Loans as at 9:00 a.m. New York time on the Effective Date (and prior to any prepayment of Loans made on such date), (iii) for the account of each Lender that provides a Lender Consent Letter after midnight New York time on October 17, 2008 and before 5:00 p.m. on October 20, 2008, an amendment fee equal to 0.75% of such Lender’s outstanding Loans as at 9:00 a.m. New York time on the Effective Date (and prior to any prepayment of Loans made on such date) and (iv) all other fees payable by the Borrower pursuant to the Fee Letter, dated as of October 2, 2008, between Citigroup Global Markets Inc. and the Borrower.
ARTICLE VI
MISCELLANEOUS
          Section 6.1 Miscellaneous. The Loan Agreement, the Security Agreement, the Aircraft Mortgage the SGR Security Agreement and all other Loan Documents shall remain unchanged (except as provided in Article II hereof) and in full force and effect. No amendments to the Security Agreement affect the liens granted or purported to be granted or required to be granted under the Aircraft Mortgage, the SGR Security Agreement or the Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Pennsylvania) dated as of March 21, 2007 among US Airways, Inc. and the Administrative Agent. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. Each reference to the Loan Agreement, the Security Agreement and the Aircraft Mortgage in the Loan Documents shall be deemed to be a reference to the Loan Agreement, Security Agreement or Aircraft Mortgage (as applicable) as amended hereby.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

US AIRWAYS GROUP, INC., as Borrower

By:	/s/ Thomas T. Weir

Name:	Thomas T. Weir
Title:	Vice President and Treasurer

US AIRWAYS, INC.

By:	/s/ Thomas T. Weir

Name:	Thomas T. Weir
Title:	Vice President and Treasurer

AMERICA WEST AIRLINES, LLC (as successor to
AMERICA WEST AIRLINES, INC.)

By:	/s/ Thomas T. Weir

Name:	Thomas T. Weir
Title:	Vice President and Treasurer

AMERICA WEST HOLDINGS, LLC (as successor to
AMERICA WEST HOLDINGS CORPORATION)

By:	/s/ Thomas T. Weir

Name:	Thomas T. Weir
Title:	Vice President and Treasurer

MATERIAL SERVICES COMPANY, INC.

By:	/s/ Caroline B. Ray

Name:	Caroline B. Ray
Title:	Secretary

PSA AIRLINES, INC.

By:	/s/ Keith Houk

Name:	Keith Houk
Title:	President and Chief Executive Officer

PIEDMONT AIRLINES, INC.

By:	/s/ Caroline B. Ray

Name:	Caroline B. Ray
Title:	Secretary

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:	/s/ James J. McCarthy

Name:	James J. McCarthy
Title:	Managing Director and Vice President

Exhibit A
FORM OF LENDER CONSENT
CONSENT
Dated as of October ___, 2008
          Reference is hereby made to the $1,600,000,000 Loan Agreement dated as of March 23, 2007 (as amended, modified and supplemented and in effect from time to time, the “Loan Agreement”), by and among US Airways Group, Inc., as borrower, its subsidiaries from time to time party thereto, the several lenders from time to time party therto and Citicorp North America, Inc., as administrative agent and collateral agent (the “Agent”) for the Lenders. Capitalized terms used but not defined herein have the meaning given to such terms in the Loan Agreement (as amended by the Amendment).
          The undersigned, as a Lender under the Loan Agreement, hereby (a) consents to an Amendment to Loan Agreement, Security Agreement and Aircraft Mortgage substantially in the form of Exhibit A hereto (the “Amendment”) and consents to the execution, delivery and performance by the Agent, on behalf of the Lender, of the Amendment, (b) authorizes the Agent to release any Liens on assets not constituting Collateral or any assets sold, transferred, disposed of, pledged or financed in any Specified Transaction, including after giving effect to the Amendment, and to execute and file such documents, instruments and agreements (including releases under the Aircraft Mortgage) necessary or desirable to effectuate such release or as more fully provided in Article III of the Amendment and (c) the Agent to execute, deliver and perform an intercreditor agreement on terms not inconsistent with those set forth in Exhibit B of the Amendment.
          This consent shall terminate and be of no further force or effect if the Effective Date of the Amendment does not occur on or before November 14, 2008.
          Print Name of Institution:

By Title:

EXHIBIT A TO CONSENT
[see attached]

Exhibit B
EXHIBIT K
TERMS OF LIEN SUBORDINATION
(i)	the Lenders will have exclusive rights to exercise, and a block on the ability of the lenders under the second lien facility (the “Junior Lienholders”) to exercise lien-related rights and remedies until after the expiration of a standstill period of 180 days and thereafter so long as the Lenders have commenced the exercise of remedies;
(ii)	the Junior Lienholders will not object to the amount, enforceability or priority of the Lenders’ claims or liens and will acknowledge that the Lenders’ senior obligations for purposes of the intercreditor agreement will include post petition interest, whether or not allowed;
(iii)	the Junior Lienholders will not object to (or support others in objecting to) a “debtor-in-possession” financing or use of cash collateral;
(iv)	the Junior Lienholders will not object to the Lenders’ adequate protection, nor will the Junior Lienholders seek adequate protection in the form of cash payments without the consent of the Lenders; provided that, Junior Lienholders shall be entitled to obtain replacement liens on the Collateral if the Lender’s first obtain a replacement lien on such Collateral so long as the Junior Lienholders’ lien is subordinate to the Lender’s lien on at least the same terms hereof;
(v)	the Junior Lienholders will not object, and will be deemed to have consented to (including for purposes of Section 363(f) of the Bankruptcy Code), any sale or disposition of the Collateral under the Loan Documentation consented to by the Lenders whether in a consensual sale or disposition, upon enforcement of rights outside of bankruptcy, in any bankruptcy proceeding or otherwise, and the Junior Lienholders will be deemed to have released their liens on such assets (but shall retain their lien on the sale proceeds thereof subject to all rights of the Lenders to such proceeds);
(vi)    the Junior Lienholders shall retain the same rights as any unsecured creditor;
(vii)	the Lenders and the Junior Lienholders shall have separate grants of security and vote as separate classes on any plan of reorganization in connection with any bankruptcy proceeding;
(viii)	the documentation with respect to the second lien facility will not be amended in certain respects without the consent of the Lenders; and
(ix)	No provisions inconsistent with the terms of this Exhibit shall be included in any documentation related to the Junior Lienholders’ facilities.

Exhibit C
SCHEDULE V
RELEASED ENGINES
SCHEDULE OF RELEASED ENGINES — PSA Airlines

Manufacturer	Model	Serial Number
General Electric	CF34-3B1	E950494
General Electric	CF34-8C1	E965668
SCHEDULE OF RELEASED ENGINES — US Airways

Manufacturer	Model	Serial Number
Pratt & Whitney	PW4168A	733466
Pratt & Whitney	PW4168A	733486
Pratt & Whitney	PW4168A	733514
Rolls Royce	RB211-535E4	30549
Rolls Royce	RB211-535E4	30591
Rolls Royce	RB211-535E4	30921
Rolls Royce	RB211-535E4	31202
Rolls Royce	RB211-535E4	31411
Rolls Royce	RB211-535E4	31415
Rolls Royce	RB211-535E4	31416
CFM International	CFM56-3B2	720235
CFM International	CFM56-3B2	721196
CFM International	CFM56-3B2	721222
CFM International	CFM56-3B2	722445
CFM International	CFM56-3B2	724636
General Electric	CF6-80C2B2	695424
General Electric	CF6-80C2B2	695425
CFM International	CFM56-3B2	720601	*
CFM International	CFM56-3B1	720772	*
CFM International	CFM56-3B1	720867	*
CFM International	CFM56-3B2	721179	*
CFM International	CFM56-3B2	721395	*
Rolls Royce	RB211-535E4	30503	*
IAE	V2500-A1	V0089	*
IAE	V2500-A1	V0334	*
IAE	V2500-A1	V0340	*
IAE	V2527-A5	V10120	*

Manufacturer	Model	Serial Number
IAE	V2527-A5	V10335*
IAE	V2527-A5	V10516*
IAE	V2527-A5	V10549*
IAE	V2527-A5	V10642*
IAE	V2527-A5	V10676*
IAE	V2524-A5	V10783*
IAE	V2527-A5	V10817*

* Formerly assets of America West Airlines, LLC (as successor to America West Airlines, Inc.)